UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 21, 2007

Beach First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-22503	57 -1030117
(Commission File Number)	(IRS Employer Identification No.)

3751 Robert Grissom Parkway, Suite 100, Myrtle Beach, South Carolina (Address of principal executive offices)	29577 (Zip Code)

(843) 626-2265
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On December 21, 2007, Beach First National Bancshares, Inc., the holding company for Beach First National Bank, issued a press release to announce that its Board of Directors has approved a repurchase of up to $2 of its common stock, representing approximately 2.5% of the shares outstanding.

The timing, price and quantity of purchases under the plan will be at the discretion of management for up to one year and the plan may be discontinued, suspended or restarted at any time.  Beach First's management believes the repurchase plan, depending upon market and business conditions, will provide capital management opportunities and build value for Beach First's shareholders.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement of the new stock repurchase plan, which is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

     (c)     Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued on December 21, 2007 to announce repurchase plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                              BEACH FIRST NATIONAL BANCSHARES, INC.

                                                                                                                             By:       /s/ Gary S. Austin
                                                                                                                                  Name:   Gary S. Austin
                                                                                                                                  Title:     Chief Financial Officer

Dated: December 21, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on December 21, 2007 to announce repurchase plan.